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                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



                                             Jurisdiction
            Name (l, 2)                   of Incorporation
   ------------------------------------  ------------------

   Refac International, Ltd.                   Nevada
      Refac Biochemics Corporation (3)         Delaware
      Refac Consumer Products, Inc.            Delaware
         Refac (H.K.) Limited                  Hong Kong
      Refac Financial Corporation              Delaware
   Refac Licensing, Inc. (4)                   Delaware

 (1) The Consolidated Financial Statements, incorporated herein, include the accounts of the Registrant and all of the above subsidiaries.

 (2) Subsidiaries of subsidiaries are indented; unless otherwise indicated below, direct and indirect subsidiaries are 100% owned.

 (3) The Company owned approximately 92% of the outstanding capital stock of Refac Biochemics Corporation as of December 31, 2000.

 (4) The Company owned approximately 81% of the outstanding capital stock of Refac Licensing, Inc. as of December 31, 2000.